Results of Meeting of Shareholders

AXP FEDERAL INCOME FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          488,839,211.156                18,339,032.045
Philip J. Carroll, Jr.   489,444,682.943                17,733,560.258
Livio D. DeSimone        489,311,342.916                17,866,900.285
Barbara H. Fraser        489,573,322.023                17,604,921.178
Ira D. Hall              489,664,617.603                17,513,625.598
Heinz F. Hutter          489,113,478.151                18,064,765.050
Anne P. Jones            489,064,701.887                18,113,541.314
Stephen R. Lewis, Jr.    490,515,392.934                16,662,850.267
Alan G. Quasha           490,015,388.746                17,162,854.455
Stephen W. Roszell       490,120,393.802                17,057,849.399
Alan K. Simpson          488,116,122.686                19,062,120.515
Alison Taunton-Rigby     489,767,870.570                17,410,372.631
William F. Truscott      490,015,475.979                17,162,767.222
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Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For"   Shares Voted "Against"   Abstentions Broker    Non-Votes
  396,150,335.230        40,858,504.609         18,123,444.362    52,045,959.000

2(b). To change the name of the corporation.

 Shares Voted "For"   Shares Voted "Against"   Abstentions Broker    Non-Votes
  451,867,760.860        35,805,074.223         19,505,408.118        0.000

* Denotes Registrant-wide proposals and voting results.
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Results of Meeting of Shareholders

AXP US GOVERNMENT MORTGAGE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                       Shares Voted "For"   Shares Withholding Authority to Vote
Arne H. Carlson         488,839,211.156                18,339,032.045
Philip J. Carroll, Jr.  489,444,682.943                17,733,560.258
Livio D. DeSimone       489,311,342.916                17,866,900.285
Barbara H. Fraser       489,573,322.023                17,604,921.178
Ira D. Hall             489,664,617.603                17,513,625.598
Heinz F. Hutter         489,113,478.151                18,064,765.050
Anne P. Jones           489,064,701.887                18,113,541.314
Stephen R. Lewis, Jr.   490,515,392.934                16,662,850.267
Alan G. Quasha          490,015,388.746                17,162,854.455
Stephen W. Roszell      490,120,393.802                17,057,849.399
Alan K. Simpson         488,116,122.686                19,062,120.515
Alison Taunton-Rigby    489,767,870.570                17,410,372.631
William F. Truscott     490,015,475.979                17,162,767.222

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

 Shares Voted "For"   Shares Voted "Against"   Abstentions Broker    Non-Votes
  396,150,335.230        40,858,504.609         18,123,444.362    52,045,959.000

2(b). To change the name of the corporation.

 Shares Voted "For"   Shares Voted "Against"   Abstentions Broker    Non-Votes
  451,867,760.860        35,805,074.223         19,505,408.118        0.000

* Denotes Registrant-wide proposals and voting results.